UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2012

A.P. Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 366-2626

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 30, 2012, the Board of Directors (the “Board”) of A.P. Pharma, Inc. (the “Company”) appointed Robert Rosen as a director. In connection with his appointment to the Board, Mr. Rosen was granted options to purchase a total of up to 1,500,000 shares of Company common stock under the Company’s 2007 Equity Incentive Plan, which options vest and become exercisable with respect to 500,000 shares over one year from the date of grant and with respect to 1,000,000 shares over three years from the date of grant.

Mr. Rosen is managing partner of Scotia Nordic LLC (“Scotia Nordic”). From 2005 to 2011, he served as global head of oncology at Bayer HealthCare, where he was responsible for the development of the oncology business unit for regions that included the Americas, Europe, Japan, and Asia Pacific. During his tenure at Bayer HealthCare, he led the launch of Nexavar for the treatment of renal cell carcinoma and hepatocellular carcinoma. He also led premarket activities for regorafenib for gastrointestinal stromal tumors and colon cancer and alpharadin for prostate cancer. From 2002 to 2005, Mr. Rosen was vice president of the oncology business unit at Sanofi-Synthèlabo, where he was responsible for the development of Sanofi’s U.S. oncology business and the launch of Eloxatin for colon cancer. Mr. Rosen received a Bachelor of Science degree in Pharmacy from Northeastern University.

Mr. Rosen’s appointment as a director was made in connection with the closing of the Offering (defined below), pursuant to which the Company had agreed to appoint to the Board a nominee designated by Standard Pacific Capital Holdings LLLP (“SPCH”); SPCH acted as the lead investor in the Offering. Scotia Nordic served as an advisor for SPCH in connection with its participation in the Offering.

Also effective as of July 30, 2012, Paul Goddard, Ph.D. and Gregory Turnbull resigned from the Board; Dr. Goddard had served as the Chairman of the Board until his resignation. In connection with their departures, Dr. Goddard and Mr. Turnbull will receive their pro rated board compensation through July 30, 2012, and, in recognition of their service on the Board, all outstanding unvested stock options held by Dr. Goddard and Mr. Turnbull will accelerate and all options will remain exercisable for a period of 30 months. The resignations of Dr. Goddard and Mr. Turnbull were not caused by a disagreement with the Company.

ITEM 8.01	Other Events.

On July 30, 2012, the Company completed its previously announced offering of common stock in connection with that certain Securities Purchase Agreement dated July 25, 2012, pursuant to which the Company offered and sold a total of 102,000,000 shares of common stock at a price of $0.525 per share (the “Offering”). Additional details regarding the Offering can be found in the Company’s Current Report on Form 8-K filed July 25, 2012.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

99.1	Press Release issued on July 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: July 31, 2012	/s/ John B. Whelan
John B. Whelan
President and Chief Executive Officer